Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-274443) of Kamada Ltd,

(2)	Registration Statement (Form S-8 No. 333-192720) pertaining to the Kamada Ltd. 2005 Israeli Share Option Plan and the Kamada Ltd. 2011 Israeli Share Award Plan of Kamada Ltd,

(3)	Registration Statement (Form S-8 Nos. 333-207933, 333-215983, 333-222891, and 333-233267) pertaining to the Kamada Ltd. 2011 Israeli Share Award Plan of Kamada Ltd, and

(4)	Registration Statement (Form S-8 No. 333-265866) pertaining to the Kamada Ltd. 2011 Israeli Share Award Plan of Kamada Ltd and the Kamada Ltd. 2011 Israeli Share Award Plan Appendix – U.S. Taxpayer;

of our reports dated March 11, 2026, with respect to the consolidated financial statements of Kamada Ltd. and the effectiveness of internal control over financial reporting of Kamada Ltd. included in this Annual Report (Form 20-F) of Kamada Ltd. for the year ended December 31, 2025.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A MEMBER OF EY Global

March 11, 2026
Tel Aviv, Israel